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Exhibit 4.6

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is made as of February 9, 2004 (the "Effective Date"), by and among Vista Medical Technologies, Inc., a Delaware corporation (the "Company"), and the individuals and/or entities set forth on Schedule A, attached hereto (each, an "Investor" and, collectively, the "Investors").

        WHEREAS, the Company and the Investors are parties to that certain Common Stock and Warrant Purchase Agreement of even date herewith (the "Purchase Agreement");

        WHEREAS, in order to induce the Company to sell its securities pursuant to the Purchase Agreement, and in order to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Company and the Investors desire to memorialize the obligation of the Company to register shares of the Company's Common Stock ("Common Stock") issuable to the Investors;

        NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.
Registration Rights.

        1.1   Definitions. For purposes of this Section 1:

          (a)   The term "register," "registered" and "registration" refer to the act of preparing and filing a registration statement, or similar document, in compliance with the Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or document.

          (b)   The term "Registrable Securities" means (i) the Common Stock sold pursuant to the Purchase Agreement, (ii) the Common Stock issuable or issued upon exercise of the Warrants (as defined in the Purchase Agreement) sold pursuant to the Purchase Agreement and (iii) the Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii), excluding in all cases, however, any securities sold by a person in a transaction in which rights under this Agreement are not assigned. Notwithstanding the foregoing, such Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

          (c)   The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (d)   The term "SEC" means the Securities and Exchange Commission.

          (e)   The term "Act" means the Securities Act of 1933, as amended.

        1.2   Form S-3 Registration.

          (a)   The Company agrees that, within 90 days of the Initial Closing (as defined in the Purchase Agreement), it will prepare and file with the SEC a registration statement (on Form S-3 or other appropriate form of registration statement) under the Act (the "Registration Statement") so as to permit the public offering and resale of the Registrable Securities under the Act by the

  Investors, and shall use best efforts to cause the Registration Statement to be declared effective by the SEC.

        1.3   Obligations of the Company. In connection with Section 1.2(a), the Company shall (except as otherwise provided in this Agreement), as expeditiously as reasonably possible:

          (a)   Keep the Registration Statement effective until the earliest of (i) the date that all shares of Registrable Securities registered on the Registration Statement have been sold or otherwise disposed of pursuant to the Registration Statement, (ii) the date all shares of Registrable Securities registered on the Registration Statement may be sold under the provisions of Rule 144 without limitation as to volume and (iii) the date all shares of Registrable Securities registered on the Registration Statement have been otherwise transferred to persons who may trade such shares without restriction under the Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend; provided, however, that an Investor shall, at the request of the Company, refrain from selling any Registrable Securities registered on the Registration Statement in the event facts or circumstances arise that require additional disclosure in connection with the Registration Statement to comply with the provisions of the Act and the Company determines in good faith that such disclosure would adversely affect the Company; provided, further, that the Company reserves the right to suspend effectiveness of the Registration Statement to comply with the Act.

          (b)   Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all Registrable Securities registered on the Registration Statement until the distribution described in the Registration Statement is completed; provided, however, that an Investor shall, at the request of the Company, refrain from selling any securities included in the Registration Statement in the event facts or circumstances arise that require additional disclosure in connection with the Registration Statement to comply with the provisions of the Act and the Company determines in good faith that such disclosure would adversely affect the Company; provided, further, that the Company reserves the right to suspend effectiveness of the Registration Statement to comply with the Act.

          (c)   Furnish to the Investors such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities registered on the Registration Statement.

          (d)   Use its best efforts to register and qualify the Registrable Securities registered on the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investors; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e)   Notify each Investor with Registrable Securities registered on the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event the result of which causes the prospectus included in the Registration Statement, as then in effect, to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (f)    Cause all Registrable Securities registered on the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed.

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          (g)   Provide a transfer agent and registrar for all Registrable Securities registered on the Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration Statement.

        1.4   Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 that the Investors cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Investors and proposed manner of sale of all Registrable Securities registered on the Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities registered on the Registration Statement. Each Investor with Registrable Securities registered on such Registration Statement shall consent to be named as an underwriter in such Registration Statement.

        1.5   Expenses of Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with any registrations, filings or qualifications of Registrable Securities pursuant to this Agreement, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company, shall be borne by the Company. The Investors shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to all Registrable Securities registered on the Registration Statement and the fees and expenses of Investors' counsel.

        1.8   Delay of Registration. No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

        1.9   Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

          (a)   To the extent permitted by law, the Company will indemnify and hold harmless each Investor, any underwriter (as defined in the Act) for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act or the 1934 Act or any state securities law in connection with the offering covered by such Registration Statement; and the Company will pay to each such Investor, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Investor, underwriter or controlling person for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Investor, underwriter or controlling person.

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          (b)   To the extent permitted by law, each selling Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Investor selling securities in such registration statement and any controlling person of any such underwriter or other Investor, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act or the 1934 Act or any state securities law in connection with the offering covered by such Registration Statement insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration; and each such Investor will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Investor (which consent shall not be unreasonably withheld); provided further, that in no event shall any indemnity under this subsection 1.9(b) exceed the gross proceeds from the offering received by such Investor, except in the case of willful fraud by such Investor.

          (c)   Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

          (d)   If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by an Investor under this subsection 1.9(d) exceed the net proceeds from the offering received by such Investor, except in the case of willful fraud by such Investor. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the

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  indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e)   Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f)    The obligations of the Company and Investors under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 1, the termination of this Agreement and otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the written consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release of the indemnified party from all liability in respect of such claim or litigation.

        1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Act, the Company agrees to:

          (a)   comply with the provisions of paragraph (c)(1) of Rule 144; and

          (b)   file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act.

        1.11 Assignment of Registration Rights. Neither this Agreement nor any of the rights of the Investors or the Company may be assigned by either party to any other party.

2.
Miscellaneous.

        2.1.  Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        2.2.  Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        2.3.  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        2.4.  Notices. Unless otherwise provided herein, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during the normal business hours of the recipient (if not sent during the normal business hours of the recipient, then on the next business day); (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All written communications shall be addressed to the party to be notified at the address or number applicable to such party appearing on the books of the Company.

        2.5.  Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        2.6.  Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Common Stock (not including Common Stock issued or issuable upon exercise of the

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Warrants) sold pursuant to this Agreement; provided, however, that, the foregoing notwithstanding, Schedule A to this Agreement shall be supplemented to add each Additional Investor (as defined in the Purchase Agreement) as of each Additional Closing (as defined in the Purchase Agreement) as contemplated by Section 1.2(b) of the Purchase Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all Investors and the Company.

        2.7.  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

        2.9.  Entire Agreement. This Agreement and the other agreements referenced herein (including any schedules and/or exhibits hereto and/or thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

        2.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Additional Investor shall execute a counterpart signature page to this Agreement and become a party to this Agreement without the need of further signature of approval of any Investor other than the Initial Closing Investor (as contemplated by Section 1.2(b) of the Purchase Agreement).

[Signature pages follow]

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        The parties hereto have executed this Registration Rights Agreement as of the date first written above.

COMPANY:		VISTA MEDICAL TECHNOLOGIES, INC.
		By:	/s/ JOHN R. LYON John R. Lyon, President and Chief Executive Officer
	Address:	2101 Faraday Ave. Carlsbad, CA 92008
	Fax:	(760) 603-9170

[COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Registration Rights Agreement as of the date first written above.

INVESTORS:
/s/ ALBERT GRUNEISEN III Albert Gruneisen III
	Address:	1626 Cherokee Road Louisville, KY 40205
	Telephone:	(502) 589-4523

[COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Registration Rights Agreement as of the date first written above.

/s/ WILLIAM C. DUGDALE William C. Dugdale
Address:	1907 Mount Vernon Avenue Wilmington, DE 19806
Telephone:	(302) 777-5445

[COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Registration Rights Agreement as of the date first written above.

/s/ TROY N. TOMLIN Troy N. Tomlin
Address:	6156 Montgomery Place San Jose, CA 95135
Telephone:	(408) 270-8769

[COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Registration Rights Agreement as of the date first written above.

/s/ WILLIAM K. DUGDALE William K. Dugdale
Address:	250 Fairview Road Coatesville, PA 19320
Telephone:	(302) 652-3101

[COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Registration Rights Agreement as of the date first written above.

/s/ MARGARET L. DUGDALE Margaret L. Dugdale
Address:	2742 Pierce Street San Francisco, CA 94123
Telephone:	(415) 673-9585

[COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Registration Rights Agreement as of the date first written above.

/s/ DEVON D. HATHAWAY Devon D. Hathaway
Address:	6206 Blackburn Lane Baltimore, MD 21212
Telephone:	(410) 433-8524

[COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Registration Rights Agreement as of the date first written above.

C. GLEN & JOAN DUGDALE
/s/ C. GLEN DUGDALE C. Glen Dugdale
/s/ JOAN DUGDALE Joan Dugdale
Address:	P.O. Box 4550 Greenville, DE 19807
Telephone:	(302) 656-0529

[COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Registration Rights Agreement as of the date first written above.

/s/ JOAN O. DUGDALE Joan O. Dugdale
Address:	P.O. Box 4550 Greenville, DE 19807
Telephone:	(302) 656-0529

[COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Registration Rights Agreement as of the date first written above.

MBD GST FBO C. GLEN DUGDALE
	By:	/s/ C. GLEN DUGDALE C. Glen Dugdale
Address:	P.O. Box 4550 Greenville, DE 19807
Telephone:	(302) 656-0529

[COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Registration Rights Agreement as of the date first written above.

B/D TRUST FBO C. GLEN DUGDALE
	By:	/s/ C. GLEN DUGDALE C. Glen Dugdale
Address:	P.O. Box 4550 Greenville, DE 19807
Telephone:	(302) 656-0529

[COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Registration Rights Agreement as of the date first written above.

JOAN CORRIGAN REVOCABLE TRUST
	By:	/s/ JOAN CORRIGAN Joan Corrigan, Trustee
Address:	2550 Pierce Street San Francisco, CA 94115
Telephone:	(415) 346-4666

[COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
OF VISTA MEDICAL TECHNOLOGIES, INC.]

        The parties hereto have executed this Registration Rights Agreement as of the date first written above.

JOSEPH AND JUDY YAAKOVIAN
/s/ JOSEPH YAAKOVIAN Joseph Yaakovian
/s/ JUDY YAAKOVIAN Judy Yaakovian
Address:	1020 Foulk Road Wilmington, DE 19803
Telephone:	(302) 573-4011

[COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
OF VISTA MEDICAL TECHNOLOGIESREGISTRATION RIGHTS

Schedule A
SCHEDULE OF INVESTORS

Albert Gruneisen III
William C. Dugdale
Troy N. Tomlin
William K. Dugdale
Margaret L. Dugdale
Devon D. Hathaway
C. Glen & Joan Dugdale
Joan O. Dugdale
MBD GST FBO C. Glen Dugdale
B/D Trust FBO C. Glen Dugdale
Joan Corrigan Revocable Trust
Joseph and Judy Yaakovian

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  Exhibit 4.6
REGISTRATION RIGHTS AGREEMENT
Schedule A SCHEDULE OF INVESTORS